Exhibit (a)(1)(E)

Offer to Purchase for Cash
By

Validus Holdings, Ltd.
of
up to 7,945,400 of its Common Shares
at a Purchase Price of $30.00 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 8, 2010, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

November 8, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 8, 2010 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), to purchase for cash up to 7,945,400 of its common shares, which includes voting common shares, par value $0.175 per share (the “Voting Common Shares”) and non-voting common shares, par value $0.175 per share (together with the Voting Common Shares, the “Shares”), at a price of $30.00 per Share, net to the seller, in cash, without interest, but subject to applicable withholding taxes (the “Purchase Price”), upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Only Shares properly tendered in the Offer, and not properly withdrawn, will be purchased, upon the terms and subject to the conditions of the Offer. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than the number of Shares the Company seeks are properly tendered and not properly withdrawn. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

On November 4, 2010, the Company entered into separate repurchase agreements (the “Repurchase Agreements”) with funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners, pursuant to which the Company agreed to purchase Shares from such funds at the Purchase Price, for an aggregate purchase price of up to $61,638,000 (the “Share Repurchases”), which repurchases are scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreements will be proportionately reduced in the event that the Company purchases less than 7,945,400 Shares in the Offer, and therefore, each of the funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners will sell and transfer such number of Shares as will result in it holding substantially the same percentage ownership interest in the Company as such fund had immediately prior to the consummation of the Offer. The transactions contemplated by the Repurchase Agreements are conditioned upon the Company purchasing Shares in the Offer in accordance with the Offer to Purchase. If the Offer is fully subscribed, the completion of the Offer and the Share Repurchases will result in the repurchase by the Company of $300.0 million of Shares in the aggregate.

Upon the terms and subject to the conditions of the Offer, if greater than 7,945,400 Shares are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase properly tendered Shares on the following basis: (i) first, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares and do not properly withdraw them prior to the Expiration Date; (ii) second, from all other shareholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), until the Company has purchased 7,945,400 Shares; and (iii) third, only if necessary to permit the Company to purchase 7,945,400 Shares, from holders who properly tender Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described above, the Company may not purchase all of the Shares that you tender. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. The Purchase Price in the Offer is $30.00 per Share, net to you in cash, less any applicable withholding tax and without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3. The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on December 8, 2010, unless the Offer is extended or withdrawn.

5. The Offer is for up to 7,945,400 Shares, constituting approximately 7.14% of the total number of outstanding Shares as of November 5, 2010.

6. Tendering shareholders whose Shares are registered in their own names and who tender directly to BNY Mellon Shareowner Services, the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

7. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at the Purchase Price prior to the Expiration Date, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.

8. If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

9. Any tendering shareholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal income tax backup withholding on the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer,

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unless such holder establishes that such holder is within the class of persons that is exempt from backup withholding. See Sections 3 and 14 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on December 8, 2010, unless the Offer is extended or withdrawn.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as defined in Section 16 of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

WHILE THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT (AS DEFINED IN SECTION 16 OF THE OFFER TO PURCHASE) OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED THE COMPANY THAT THEY DO NOT INTEND TO TENDER SHARES IN THE OFFER. EACH OF THE THREE SPONSORS (AS DEFINED IN SECTION 11 OF THE OFFER TO PURCHASE) THAT IS A PARTY TO A REPURCHASE AGREEMENT HAS AGREED NOT TO TENDER SHARES IN THE OFFER PURSUANT TO SUCH REPURCHASE AGREEMENT. GOLDMAN SACHS FUNDS (AS DEFINED IN SECTION 11 OF THE OFFER TO PURCHASE) HAVE INFORMED THE COMPANY THAT THEY MAY TENDER SHARES PURSUANT TO THE OFFER. A DECISION TO TENDER SHARES PURSUANT TO THE OFFER IS DEPENDENT ON MARKET AND OTHER FACTORS, AND IS SUBJECT TO CHANGE. SEE SECTION 11 OF THE OFFER TO PURCHASE.

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INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
By

Validus Holdings, Ltd.
of
up to 7,945,400 of its Common Shares
at a Purchase Price of $30.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 8, 2010 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), to purchase for cash up to 7,945,400 of its common shares, which includes voting common shares, par value $0.175 per share (the “Voting Common Shares”) and non-voting common shares, par value $0.175 per share (together with the Voting Common Shares, the “Shares”), at a price of $30.00 per Share, net to the seller, in cash, without interest, but subject to applicable withholding taxes (the “Purchase Price”), upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:            Shares*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ODD LOTS
(See Section 1 of the Offer to Purchase and Box 5 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 5 to the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated:  , 201

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